Exhibit 23


                       Consent of Independent Accountants



The Board of Directors
HSBC USA Inc.:

We consent to incorporation by reference in Registration Statements (No. 333-42421, 333-42421-01, 333-42421-02) on Form S-3 of HSBC USA Inc. of our
report dated February 5, 2003, relating to the consolidated balance sheets of HSBC USA Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the consolidated balance sheets of HSBC Bank USA and subsidiaries as of December 31, 2002 and 2001, which report appears in the 2002 HSBC USA Inc. Annual Report on Form 10-K. Our report included an explanatory paragraph describing the adoption prospectively of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.



/s/ KPMG LLP

March 3, 2003
New York, New York


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